UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  September 30, 2008
PARKER DRILLING COMPANY
(Exact name of Company as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Enclave Parkway, Suite 600
Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (281) 406-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Election of New Director
          On September 30, 2008, the Board of Directors of the Registrant appointed Gary R. King as an independent director of the Registrant, replacing the position that was vacated by the resignation of Robert C. Gates in December 2006. Mr. King has been appointed as a Class II director and will stand for re-election at the annual meeting of the stockholders of the Registrant in 2010 or until his successor has been duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. Mr. King will receive cash and stock compensation consistent with other directors, as reported in the Registrant’s 2008 Proxy Statement filed on March 21, 2008.
          Mr. King was also appointed by the Board of Directors to serve on the Audit Committee of the Board.
          Also in conjunction with his appointment, on September 30, 2008, the Registrant agreed to enter into an Indemnification Agreement with Mr. King, the form of which has been filed as Exhibit 10(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the full extent allowed by Delaware law and the Registrant’s By-laws.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: October 2, 2008	By:	/s/ Ronald C. Potter
Ronald C. Potter
Vice President and General Counsel